Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.  Double asterisks denote omissions.

EXHIBIT 10.4

Second Amendment

to Collaboration, LICENSE and Option Agreement

This Second Amendment (“Second Amendment”), dated as of August 5, 2019 (the “Second Amendment Effective Date”), to the First Amendment to Collaboration, License and Option Agreement, dated March 15, 2019 (for purposes of this Second Amendment only, the “First Amended Agreement”, and as amended hereby, the “Agreement”), by and between Cue Biopharma, Inc., a Delaware corporation, having an address of 21 Erie Street, Cambridge, MA 02139 (“Cue”), and LG Chem Ltd., with its principal place of business at LG Twin Towers, 128, Yeoui-daero, Yeongdeungpo-gu, Seoul, 07336, Republic of Korea (“LGC”). Cue and LGC may be referred to herein individually as a “Party” or collectively as the “Parties”.

Whereas, Section 2.11(b) of the First Amended Agreement establishes a term for the Parties to negotiate and agree upon a form of a Global License and Collaboration Agreement that may be executed by the Parties upon exercise by LGC of the Global Option; and

Whereas, the Parties desire to further extend the term provided in Section 2.11(b);

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cue and LGC hereby agree as follows:

1.	Section 2.11(b) of the First Amended Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

(b) Global License and Collaboration Agreement. Within [**], the Parties shall negotiate in good faith a form of license and collaboration agreement substantially in accordance with the term sheet attached hereto as Exhibit C (the “Global License and Collaboration Agreement Term Sheet”), setting forth the terms and conditions of the Global Product License and each Party’s rights and responsibilities relating to the Global Products that will be executed by the Parties upon LGC’s exercise of the Global Option in accordance with Section 2.11(c) (“Global License and Collaboration Agreement”).

2.	Except as amended hereby, all other terms and conditions of the First Amended Agreement shall remain in full force and effect, and are unmodified by this First Amendment.

IN WITNESS WHEREOF the Parties hereto have caused this Second Amendment to be executed and entered into by their duly authorized representatives as of the Second Amendment Effective Date.

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CUE BIOPHARMA, INC.		LG CHEM LTD.

By:	/s/ Daniel Passeri	By:	/s/ Jeewoong Son

Name:	Daniel Passeri	Name:	Jeewoong Son

Title:	CEO	Title:	President